UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2004

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 583-9029

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

99.1	Copy of press release, dated March 18, 2004, issued by the Company.

Item 12. Disclosure of Results of Operations and Financial Condition

On March 18, 2004, The Wet Seal, Inc. (the “Company”) issued a press release to announce earnings for the fourth quarter and fiscal 2003 as well as expected earnings for the first quarter of fiscal 2004. A copy of the Company’s press release appears as Exhibit 99.1 to this Current report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: March 22, 2004	By:	/S/ JOSEPH DECKOP
	Name:	Joseph Deckop
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Copy of press release, dated March 18, 2004, issued by the Company.